UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NYNY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 13, 2019 at 9:00 a.m., Eastern Time, Empire Resorts, Inc., a Delaware corporation (the “Company”), held a special meeting of its stockholders (the “Special Meeting”) to consider and vote upon several matters in connection with the consummation of the transaction contemplated by the Agreement and Plan of Merger, dated as of August 18, 2019 (the “Merger Agreement”), by and among the Company, Hercules Topco LLC, a Delaware limited liability company (“Parent”), and Hercules Merger Subsidiary Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a subsidiary of Parent. The Merger Agreement and the transactions contemplated thereby are described in more detail in the definitive proxy statement, dated October 11, 2019, as amended on November 8, 2019, filed by the Company on October 11, 2019 with the Securities and Exchange Commission (as supplemented, the “proxy statement”).

As of September 20, 2019, the record date for the Special Meeting (the “Record Date”), there were 34,435,907 shares of Common Stock of the Company, par value $0.01 (the “Common Stock”), 44,258 shares of Series B Preferred Stock of the Company, par value $0.01 (the “Series B Preferred Stock”), and 890 shares of Series F Convertible Preferred Stock, par value $0.01 (the “Series F Preferred Stock” and, together with Series B Preferred Stock and Common Stock, “Voting Stock”), issued and outstanding and entitled to vote. Each share of Common Stock entitled the holder thereof to one vote, each share of Series B Preferred Stock entitled the holder thereof to fifty-four thousandths (0.054) of one vote, and each share of Series F Preferred Stock entitled the holder thereof to 5,000 votes. Accordingly, a total of 38,888,297 votes were capable of being cast at the Special Meeting.

At the Special Meeting, the holders of Voting Stock at the Record Date were asked to vote upon:

1.	A proposal to adopt the Merger Agreement (the “Merger Proposal”);

2.

The approval of certain items of compensation that are based on or otherwise related to the Merger that may become payable to the Company’s named executive officers under existing agreements with the Company (the “Compensation Proposal”); and

3.

A proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Merger Proposal

Approval of the Merger Proposal required the approval of (i) holders of a majority of the voting power of the outstanding shares of Voting Stock entitled to vote thereon as of the Record Date of the Special Meeting, voting as one class (the “General Stockholder Vote”), and (ii) the holders of a majority of the voting power of the outstanding shares of Voting Stock not held by Kien Huat Realty III Limited, an Isle of Man company limited by shares (“Kien Huat”), Genting Malaysia Berhad, a Malaysian public company limited by shares (“GenM”), their respective affiliates, or any director or executive officer of the Company, entitled to vote thereon as of the Record Date of the Special Meeting, voting as one class (the “Public Stockholder Vote”). As of the Record Date, 5,410,507 votes were capable of being cast in respect of the Public Stockholder Vote.

The total number of votes capable of being cast by the holders of Voting Stock as of the Record Date of the Special Meeting pursuant to the General Stockholder Vote were voted as follows:

For	Against	Abstain	Broker Non-Vote
36,331,046	277,185	15,457	—

The total number of votes capable of being cast by the holders of Voting Stock as of the Record Date of the Special Meeting pursuant to the Public Stockholder Vote were voted as follows:

For	Against	Abstain	Broker Non-Vote
2,853,256	277,185	15,457	—

Compensation Proposal

Approval of the Compensation Proposal required the approval of a majority of votes cast by holders of Voting Stock entitled to vote thereon as of the Record Date of the Special Meeting.

The total number of votes capable of being cast by the holders of Voting Stock as of the Record Date of the Special Meeting were voted as follows:

For	Against	Abstain	Broker Non-Vote
36,286,709	331,784	6,470	—

Adjournment Proposal

As there were sufficient votes to approve the Merger Proposal, the Adjournment Proposal was rendered moot and was not presented at the Special Meeting.

The Company expects to announce the consummation of the merger within the coming days, subject to the satisfaction of certain closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2019

EMPIRE RESORTS, INC.

By:	/s/ Ryan Eller
Name: Ryan Eller
Title: President and Chief Executive Officer